EXHIBIT 23.1

         Daren, Martenfeld, Carr, Testa and Company LLP
                    20 Eglinton Avenue West
                           Suite 2100
                        Toronto, Canada
                            M4R 1K8
                         (416) 480-0160
                       FAX (416) 480-2646




               CONSENT OF CHARTERED ACCOUNTANTS


Board of Directors
ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
Markham, Ontario
L3R 9W7


     We consent to the use of our audit report dated March 13,
2000,   on the financial statements of ENVIRONMENTAL SOLUTIONS
WORLDWIDE, INC. as of December 31, 1999 and 1998, for the filing and attachment to the Form S-8.


                              /s/ Daren, Martenfeld, Carr, Testa
                              Signature of Accountants


Chartered Accountants
Toronto, Ontario Canada
May 18, 2000